Exhibit 99.1

News Release

Investor Contact: Bev Fleming (312) 444-7811 Beverly_Fleming@ntrs.com	Media Contact: John O’Connell (312) 444-2388 John_O’Connell@ntrs.com

Northern Trust Prices $500 Million of Senior Notes

CHICAGO, July 30, 2012 — Northern Trust Corporation announced today that it has priced a public offering to sell $500 million of senior unsecured notes due 2022. The notes will bear interest at 2.375% per year and will mature on August 2, 2022.

Northern Trust intends to use the proceeds of the offering for general corporate purposes.

BofA Merrill Lynch, Morgan Stanley and Goldman, Sachs & Co. are acting as joint book-running managers for the offering, with co-managers Barclays Capital and The Williams Capital Group. This offering is being made pursuant to a prospectus supplement to the Company’s prospectus, dated July 29, 2011, filed as part of the Company’s effective shelf registration statement. Copies of the prospectus supplement and accompanying prospectus relating to the notes may be obtained by contacting: BofA Merrill Lynch, 222 Broadway, 7th Floor, New York, NY 10038, Attn: Prospectus Department or email dg.prospectus_requests@baml.com; Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY, 10014, telephone (866) 718-1649, or by e-mailing prospectus@morganstanley.com; or Goldman, Sachs & Co., Attn: Prospectus Department, 200 West Street, New York, NY 10282, telephone: 866-471-2526, fax: 212-902-9316, or email: prospectus-ny@ny.email.gs.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

This news release may be deemed to include forward-looking statements, such as statements that relate to the offering of the notes. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will, “ “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2011 Financial Annual Report to Shareholders, including the section of

Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including: economic, market, and monetary policy risks; operational risks; investment performance, fiduciary, and asset servicing risks; credit risks; liquidity risks; holding company risks; regulation risks; litigation risks; tax risks; strategic and competitive risks; and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

About Northern Trust

Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of investment management, asset and fund administration, banking solutions and fiduciary services for corporations, institutions and affluent individuals worldwide. Northern Trust, a financial holding company based in Chicago, has offices in 18 U.S. states and 16 international locations in North America, Europe, the Middle East and the Asia-Pacific region. As of June 30, 2012, Northern Trust had assets under custody of US$4.6 trillion, and assets under investment management of US$704.3 billion. For more than 120 years, Northern Trust has earned distinction as an industry leader in combining exceptional service and expertise with innovative products and technology.

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